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                                                                     EXHIBIT 77D

ITEM 77D/77Q1(B) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On April 30, 2013, a Form Type 485BPOS, accession number 0001193125-13-185814, an amendment to the registration statement of Columbia Funds Variable Insurance Trust, was filed with the SEC. This is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The amended registration statement disclosed, among other things, certain changes that were made to the principal investment strategies of Variable Portfolio - AQR Managed Futures Strategy Fund and Variable Portfolio - Eaton Vance Global Macro Advantage Fund series.